Exhibit 21

Subsidiaries of KeySpan Corporation

Active Conditioning, LLC d/b/a KeySpan Home Energy Services - Delaware
Adrian Associates L.P. (33%) - New York
Alberta Northeast Gas Ltd. (29.6%) - Canada
Arlington Associates LP (owned 99% by Adrian Associates LP) - New York
Bard, Rao & Athanas Consulting Engineers, LLC - Delaware
Binsky & Snyder Plumbing, LLC d/b/a KeySpan Business Solutions - Delaware Binsky & Snyder, LLC d/b/a KeySpan Business Solutions - Delaware
Binsky and Snyder Service, LLC d/b/a KeySpan Business Solutions - Delaware Boston Gas Company d/b/a/ KeySpan Energy Delivery New England - Massachusetts Boundary Gas, Inc. (57.38%) - Delaware
Broken Bridge Corp. - New Hampshire
Colonial Gas Company d/b/a/ KeySpan Energy Delivery New England - Massachusetts Delta KeySpan, LLC d/b/a KeySpan Business Solutions - Delaware
Eastern Associated Securities Corp. - Massachusetts
Eastern Energy Systems Corp. - Delaware
Eastern Rivermoor Company, Inc. - Delaware
Eastern Urban Services, Inc. - Delaware
EnergyNorth Natural Gas, Inc. d/b/a/ KeySpan Energy Delivery New England - New
  Hampshire
Enporian, Inc. (11.56%) - Delaware
Essex Gas Company d/b/a/ KeySpan Energy Delivery New England - Massachusetts FINSA Energeticos, S. de R.L. de C.V. (50%) - Mexico
Fritze KeySpan, LLC d/b/a KeySpan Home Energy Services - Delaware
GEI Development Corp.- Delaware
Granite State Plumbing & Heating, LLC d/b/a KeySpan Business Solutions -
  Delaware
Grupo KeySpan, S. de R.L. de C.V. (99.9%) - Mexico
Honeoye Storage Corporation (52.2%)- New York
Iroquois Gas Transmission System LP (19.4%) - Delaware
Island Energy Services Company, Inc. - New York
Islander East Pipeline Company, LLC (50%) - Delaware
KeySpan Business Solutions, LLC d/b/a KeySpan Business Solutions - Delaware KeySpan Canada Management Ltd d/b/a KeySpan Canada (60.9039%) - Canada
KeySpan C.I., Ltd. - Cayman Islands
KeySpan CI II Ltd. - Cayman Islands
KeySpan CI Midstream Limited - Cayman Islands
KeySpan Communications Corp. - New York
KeySpan Corporate Services LLC - New York
KeySpan Electric Services LLC - New York
KeySpan Energy Canada Partnership d/b/a KeySpan Canada (60.9039%)- Alberta,
 Canada
KeySpan Energy Canada, Inc. d/b/a KeySpan Canada (owned by KeySpan Energy
 Canada Partnership) - Alberta, Canada
KeySpan Energy Corporation - New York


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KeySpan Energy Development Co. d/b/a KeySpan Canada - Nova Scotia
KeySpan Energy Development Corporation - Delaware
KeySpan Energy Facilities Limited d/b/a KeySpan Canada (owned by KeySpan Energy
 Canada Partnership)- Alberta, Canada
KeySpan Energy Management, LLC d/b/a KeySpan Business Solutions - Delaware KeySpan Energy Services, Inc. d/b/a KeySpan Home Energy Services - Delaware KeySpan Energy Solutions, LLC d/b/a KeySpan Home Energy Services - Delaware KeySpan Energy Supply, Inc. - Delaware
KeySpan Energy Trading Services LLC - New York
KeySpan Engineering Associates, Inc. d/b/a KeySpan Business Solutions - New York KeySpan Engineering & Survey, Inc. - New York
KeySpan Exploration and Production, LLC - Delaware
KeySpan Gas East Corporation d/b/a/ KeySpan Energy Delivery Long Island - New
 York
KeySpan Generation LLC - New York
KeySpan-Glenwood Energy Center, LLC - Delaware
KeySpan Home Energy Services, LLC d/b/a KeySpan Home Energy Services - Delaware KeySpan Home Energy Services (New England), LLC d/b/a KeySpan Home Energy
 Services - Delaware
KeySpan IGTS Corp. - New York
KeySpan Insurance Company - Vermont
KeySpan International Corporation - Delaware KeySpan Islander East Pipeline, LLC
 - Delaware
KeySpan LNG GP, LLC - Delaware
KeySpan LNG LP, LLC - Delaware
KeySpan LNG, LP - Delaware
KeySpan Luxembourg S.A.R.L. - Luxembourg
KeySpan MHK, Inc. - Delaware
KeySpan Midstream Finance Co. - Nova Scotia
KeySpan Midstream LLC - Delaware
KeySpan Natural Fuels LLC - Delaware
KeySpan New England, LLC - Massachusetts
KeySpan North East Ventures Inc.- Delaware
KeySpan Plumbing Solutions, Inc. d/b/a KeySpan Home Energy Services - New York KeySpan Plumbing & Heating Solutions, LLC d/b/a KeySpan Home Energy Services -
 Delaware
KeySpan-Port Jefferson Energy Center, LLC - Delaware
KeySpan Production Ltd d/b/a KeySpan Canada - Canada
KeySpan Ravenswood, LLC - New York
KeySpan Ravenswood Services Corp. - New York
KeySpan Services, Inc. - Delaware
KeySpan Technologies Inc. - New York
KeySpan Telemetry Solutions, LLC - Delaware KeySpan
UK Limited - United Kingdom
KeySpan Utility Services LLC - New York
KSI Contracting, LLC d/b/a KeySpan Business Solutions - Delaware
KSI Electrical, LLC d/b/a KeySpan Business Solutions - Delaware


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KSI Mechanical, LLC d/b/a KeySpan Business Solutions - Delaware
KSNE, LLC - Delaware
Marquez Development Corp. - New York
MyHomeGate, Inc. - Delaware
myhomekey.com, Inc. (18.2%) - Delaware
Mystic Steamship Corporation - Delaware
Nicodama Beheer V. B.V. - Netherlands
North East Transmission Co., Inc. - Delaware
Northeast Gas Markets LLC (90%) - Delaware
Northern Peabody, LLC d/b/a KeySpan Business Solutions - Delaware
Paulus, Sokolowski and Sartor, LLC d/b/a KeySpan Business Solutions - Delaware PCC Land Company, Inc. - Texas
Philadelphia Coke Co., Inc. - Delaware
Premier Transmission Limited (50%) - United Kingdom
R.D. Mortman, LLC d/b/a KeySpan Business Solutions - Delaware
Rimbey Pipe Line Co (owned by KeySpan Energy Facilities Limited) - Canada
Seneca Upshur Petroleum, Inc. (owned by The Houston Exploration Company) - West
 Virginia
Steuben Gas Storage Company (owned 50% by Arlington Associates LP) - New York The Brooklyn Union Gas Company d/b/a/ KeySpan Energy Delivery New York -New York The Houston Exploration Company (56.%) - Delaware
THEC Holdings Corp.- Delaware
Transgas, Inc. - Massachusetts
WDF, Inc. d/b/a KeySpan Business Solutions - New York
Western Associated Energy Corp. - Delaware
Note: All subsidiaries owned 100% unless otherwise indicated. Subsidiaries are held both directly and indirectly by KeySpan Corporation.




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